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Following are transcripts of two videos posted on the "2001 Annual Meeting"
section of ICN Pharmaceuticals, Inc.'s website, www.icnpharm.com, on or about May 10, 2001:


MILAN PANIC     "CEO Milan Panic speaks about nominees for ICN Board"
-----------

It's my pleasure to invite all ICN shareholders to this year's annual meeting on Wednesday, May 30, 2001 at our headquarters in Costa Mesa, California starting at 10:00 a.m.

You will witness our progress in rebuilding the research and development center, creating a state-of-the-art facility with new equipment and top level scientists and staff.

Whether you can attend, each of your votes is important to ICN and its future. This year we have three distinguished candidates for your Board of Directors. Each is highly successful and brings expertise and experience that offer extra depth to our board decisions.

I believe these new directors add strength to the board as we advance the corporate restructuring.

You may have been approached by a third party seeking your vote for an opposition slate of board nominees. It is management's belief that those candidates present grave risk to ICN's current stability, growth and investment appeal. Don't be fooled. Most of these nominees are not independent. They represent a foreign investor who owns just a 3% share of ICN. But through these nominees he is seeking control of 20% of lCN's Board. His third-party voting block of three additional directors will interfere with the independence and decision-making which is in the best interests of all shareholders.

Vote the ICN leadership team and allow us to continue with growth, stability, and restructuring.

DR. RAY IRANI       "Dr. Ray Irani speaks about support for ICN Management"
-------------

I am delighted to speak to you, the ICN shareholders, as a nominee for the ICN Board of Directors. As many of you may know, I was appointed to the ICN board last February and now seek your vote for a full three-year term.

Almost all of my professional life has been devoted to Occidental
Petroleum. I have had the distinct honor of managing many aspects of this Fortune 500 business, both domestic and international.

From my perspective, the track record of ICN and its management is truly outstanding. ICN has developed into a major player in the drug and biotechnology field. Today it has what can be calculated to be the fifth largest biotechnology drug in the world. And with the enhanced level of its research and development, a pipeline that is rich and potentially rewarding.

This is an exciting and pivotal time for ICN. Management has moved ahead determinately and aggressively to build shareholder value and to restructure in a manner which represents the best interests of all shareholders.

Place your confidence and vote with ICN Leadership.